EXHIBIT 3.7

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “IAA ACQUISITION CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SIXTH DAY OF MARCH, A.D. 2000, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

3188340 8100H 050634467	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4062839 DATE: 08-02-05

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/06/2000 001111546 – 3188340

CERTIFICATE OF INCORPORATION

OF

IAA ACQUISITION CORP.

FIRST: The name of the corporation is IAA Acquisition Corp. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 9 E. Loockerman Street, Dover, Delaware 19901 in the county of Kent. The name of the Corporation’s registered agent is National Registered Agents, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “GCL”).

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.

FIFTH: The name and mailing address of the Corporation’s incorporator is:

Name	Mailing Address
Suzanne M. Hoffman	c/o Katten Muchin Zavis 525 West Monroe Street Suite 1600 Chicago, Illinois 60661-3693

SIXTH: The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation (the “By-Laws”).

SEVENTH: Elections of directors need not be by written ballot unless otherwise provided in the By-Laws.

EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the GCL.

TENTH: The Corporation shall indemnify each director, officer, trustee, employee or agent of the Corporation and each person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the manner and to the fullest extent provided in Section 145 of the GCL as the same now exists or may hereafter be amended.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is such incorporator’s act and deed and that the facts stated therein are true.

Dated: March 6, 2000

/s/ Suzanne M. Hoffman
Suzanne M. Hoffman, Incorporator
c/o Katten Muchin Zavis
525 West Monroe Street
Suite 1600
Chicago, Illinois 60661-3693